Exhibit 99.2

2007-8

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (May 15, 2007) - Cameron Chairman and CEO Sheldon R. Erikson will appear at the UBS Global Oil & Gas Conference on Wednesday, May 23, 2007. His remarks will be available on a live webcast.
The audio of the presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 8:30 a.m. Eastern time (7:30 a.m. Central). A replay will be available approximately three hours after the presentation and will be archived on Cameron’s website for one week.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com